Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that they are jointly filing this statement on Schedule 13G. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: December 2, 2022

SAGA INVESTMENTS COÖPERATIEF U.A.

By:	/s/ Justin G. Claeys
Name:	Justin G. Claeys
Title:	Vice President, Finance and Treasurer

By:	/s/ Jan Bouman
Name:	Jan Bouman
Title:	Executive Director

AMGEN SINGAPORE MANUFACTURING PTE. LTD.

By:	/s/ Justin G. Claeys
Name:	Justin G. Claeys
Title:	Vice President, Finance and Treasurer

AMGEN TECHNOLOGY, LIMITED

By:	/s/ Justin G. Claeys
Name:	Justin G. Claeys
Title:	Vice President, Finance and Treasurer

ONYX PHARMACEUTICALS, INC.

By:	/s/ Justin G. Claeys
Name:	Justin G. Claeys
Title:	Vice President, Finance and Treasurer

AMGEN INC.

By:	/s/ Justin G. Claeys
Name:	Justin G. Claeys
Title:	Vice President, Finance and Treasurer